                                                           Registration No. 333-

       As filed with the Securities and Exchange Commission on January 28, 2000.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                    ________________________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                BI INCORPORATED
             (Exact name of registrant as specified in its charter)

                    Colorado                                84-0769926
          (State or other jurisdiction                  (I.R.S. Employer
          of incorporation or organization)             Identification No.)

                               6400 Lookout Road
                            Boulder, Colorado 80301
         (Address, including zip code of Principal Executive Offices)

                     BI Incorporated 1999 Stock Option Plan
                           (Full Title of the Plans)

                           David J. Hunter, President
                                BI Incorporated
                               6400 Lookout Road
                            Boulder, Colorado 80301
                                 (303) 530-2911
                      (Name, address and telephone number,
                   including area code, of agent for service)
                    ________________________________________

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
Title of each class of       Amount to be         Proposed maximum         Proposed maximum        Amount of
    securities to be          registered         offering price per       aggregate offering      registration
    registered                                        Share(1)                  price                 fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, no par
value per share                481,375 shares                 $8.06                 $3,879,883        $1,025
=================================================================================================================

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) based upon the average of the high and low selling prices reported on the Nasdaq National Market on January 25, 2000.

     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents which have been filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration
Statement:

          (a)  the Registrant's latest Annual Report filed pursuant to
Section 13(a) or 15(d) of the Exchange Act;

          (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

          (c) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as the "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed Incorporated Document or in any prospectus or prospectus supplement modifies or supersedes such statement.


Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          The Company's Bylaws provide that the Board of Directors has the authority to indemnify any director or officer for expenses incurred in any threatened, pending or completed action, suit or investigation consistent with the laws of the State of Colorado.

          Section 7-3-101.5 of the Colorado Corporation Code provides that a corporation may indemnify directors, officers, employees, fiduciaries or agents in connection with any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that such person is entitled to indemnification.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          4.1  BI Incorporated 1999 Stock Option Plan.

          5.1 Opinion of Ireland, Stapleton, Pryor & Pascoe, P.C. regarding the legality of the Common Stock being registered.

          23.1 Consent of Independent Accountants.

          23.2 Consent of Independent Accountants.

          23.3 Consent of Ireland, Stapleton, Pryor & Pascoe, P.C. (included in the opinion filed as Exhibit 5.1).

          25.1 Power of Attorney (included in Part II of this Registration Statement under the caption "Signatures").


Item 9.   Undertakings.

          The undersigned registrant hereby undertakes:

          a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information.

          b. That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          d. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          e. To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          f. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on January 28, 2000.

                                    BI INCORPORATED

                               By: /s/ David J. Hunter
                                   ------------------------
                                   David J. Hunter,
                                    President

                               Power of Attorney

          The undersigned directors and/or officers of the Registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint David J. Hunter or Jacqueline A. Chamberlin, or either of them, with full power of substitution, as attorney-in-fact in their names, places and steads to execute any and all amendments to this Registration Statement in the capacities set forth opposite their names and hereby ratify all that said attorneys-in-fact may do by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signatures                              Title                                    Date
    ----------                              -----                                    ----
/s/ David J. Hunter                     President, Chief Executive Officer            January 28, 2000
-------------------------------
    David J. Hunter                       and Director (Principal Executive
                                          Officer)

/s/ Jacqueline A. Chamberlin           Vice President of Finance (Principal           January 28, 2000
-------------------------------
    Jacqueline A. Chamberlin           Financial and Accounting Officer)

/s/ Jeremy N. Kendall                  Chairman                                       January 28, 2000
-------------------------------
    Jeremy N. Kendall

/s/ William E. Coleman                 Vice Chairman                                  January 28, 2000
-------------------------------
    William E. Coleman

/s/ Mckinley C. Edwards, Jr.           Director                                       January 28, 2000
-------------------------------
    Mckinley C. Edwards, Jr.

/s/ Beverly J. Haddon                  Director                                       January 28, 2000
-------------------------------
    Beverly J. Haddon

/s/ Perry M. Johnson                   Director                                       January 28, 2000
-------------------------------
    Perry M. Johnson

                                       Director
-------------------------------
    Barry J. Nidorf

/s/ Byam K. Stevens, Jr.               Director                                       January 28, 2000
-------------------------------
    Byam K. Stevens, Jr.